UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 13, 2008

NEVADA CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-10634

Utah	87-0351702
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

9149 South Monroe Plaza Way, Suite B

Sandy, Utah  84070

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 984-0228

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

Effective June 13, 2008 Cyanco, a joint venture company in which Nevada Chemicals holds a 50% interest, entered into a supply and services agreement with a major mining customer located in the Nevada mining region.  Under the terms of the agreement, Cyanco will provide the sodium cyanide requirements for a number of mines beginning in 2009 and continuing for a term of five years.  Based on minimum and maximum projections provided by the customer, it is anticipated that this contract will result in an approximately 30 - 40% increase in the volume of sodium cyanide sales by Cyanco.  The agreement provides for a purchase price which is consistent with Cyanco’s current competitive market pricing for sodium cyanide, with adjustments during the term of the agreement based on changes in the cost of the underlying raw materials.

Cyanco has begun the process of upgrading its existing production facilities and anticipates constructing a new facility which will be in production beginning January 2010 that will expand its capacity by approximately 50%.  It anticipates that the cost of such new facility will be in the $12-18 million range pending engineering and permitting reviews.  The joint venture partners will make the necessary capital contributions to Cyanco to fund the expansion project.

Nevada Chemicals issued a press release regarding this development, a copy of which is included with this report on Form
8-K as Exhibit 99.1, and incorporated herein by this reference.

This report on Form 8-K contains “forward-looking” statements that are pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995.  Readers are cautioned that forward-looking statements involve risks and uncertainties that may affect the Company’s business prospects and performance.  Estimates as to future capacity and future demand for sodium cyanide are based on information currently available to the Company and assumptions about future events and are subject to risks.  These include, but are not limited to, continued favorable gold prices, continuing operations at the mines supplied by Cyanco, continued use of sodium cyanide at those mines at levels similar to those currently existing, and economic, competitive, governmental, technological and other factors discussed in the Company’s reports to shareholders and periodic filings with the Securities and Exchange Commission.   The Company does not have control over these factors and actual results may differ materially from those currently expected.

Item 9.01               Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Title of Document	Location

99.1	Press Release dated June 20, 2008	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEVADA CHEMICALS, INC.

Date:	June 23, 2008	By:	/s/ John T. Day
John T. Day
Chief Executive Officer